UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 25, 2005

Date of Report (Date of earliest event reported)

Weida Communications, Inc.

(Exact name of registrant as specified in its charter)

New Jersey

(State or other jurisdiction of incorporation)

1-10366	22-2582847
(Commission file number)	(IRS employer identification number)

515 East Las Olas Boulevard, Suite 1350
Fort Lauderdale, FL 33301

(Address of principal executive offices)

(954) 527-7750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On April 25, 2005, Weida Communications, Inc. (the “Company”) issued a press release announcing that the SEC is investigating whether Joseph Zumwalt, chief financial officer of the Company, and Anthony Giordano, one of the Company’s largest stockholders, engaged in alleged illegal activities in connection with an independent investment entity that they were involved with, which is also a stockholder of the Company.

As a result of the investigation, the SEC temporarily suspended trading of the Company’s securities.  This suspension is expected to expire on May 6, 2005 at 11:59 p.m. EDT and trading of the Company’s securities is expected to resume on May 7, 2005.  The SEC also froze the Company’s bank accounts.  At this time, no charges have been asserted against the Company.

In reaction to the SEC’s investigation, Ronald C. Bernard and Paul B. Cervellero have resigned from the Company’s board of directors, effective immediately.  Mr. Zumwalt has also been suspended from all duties as chief financial officer of the Company pending the investigation.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Exhibits.

99.1                           Press release of the Company dated April 25, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEIDA COMMUNICATIONS, INC.
(Registrant)

		By:	/s/ Mitchell Sepaniak
Mitchell Sepaniak
President and Chief Executive Officer

Dated:	April 26, 2005

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press release of the Company dated April 25, 2005.